Exhibit 10.56

Contract No. MYJSXK20101015-1

Technology License Agreement

Project Name: Licensing of Mingyang 1.5MW Wind Turbine Design and Manufacturing Technology

Licensee (Party A): Inner Mongolia Mingyang Wind Power Equipment Co., Ltd.

Licensor (Party B): Guangdong Mingyang Wind Power Industry Group Co., Ltd.

Signing Time:                    October 2010

Signing Place:                    Zhongshan, Guangdong

Validity Period: Within the operation period of Inner Mongolia Mingyang Wind Power Equipment Co., Ltd.

Printed by Ministry of Science and Technology, P. R. China

Instruction for Filling

1. This contract is a template of technology transfer contract (technology know-how) printed by Ministry of Science and Technology of the People’s Republic of China. It can be recommended by contract accreditation and registration authority to be consulted and used by parties of technical contract.

2. This template is applicable to contract concluded for licensor to provide technological know-how to licensee and define their right of technological know-how use and transfer and the charge for use to be paid by the licensee.

3. If one of the parties of the contract is not a sigal participant, the multiple parties can be listed under “trustor” or “trustee” (extra page) as co-licensee or co-licensor according to their respective roles in the contract.

4. Matters not covered in this contract can be agreed by the parties involved in an attached sheet, which serves as an integral part of this contract.

5. Terms in this contract agreed by the parties not to be filled shall be marked “Nil”.

Technology Licensing Contract

Licensee (Party A): Inner Mongolia Mingyang Wind Power Equipment Co., Ltd.

Domicile: Jining District Industrial Park, Ulanqab,Inner Mongolia

Legal Representative: Wang Zhigang

Contact Person: Liu Yan

Contact Information: 13601234000

Adress: Jining District Industrial Park, Ulanqab,Inner Mongolia

Tel: 0474-8205872         Fax: 0474-8205872

Email:         007liuyan@sohu.com

Licensor (Party B): Guangdong Mingyang Wind Power Industry Group Co., Ltd.

Domicile:         Torch Development Zone, Zhongshan, Guangdong

Legal Representative:         Zhang Chuanwei

Contact Person: Wang Jinfa

Contact Information:                 13392921168

Address: Mingyang Industrial Park, Jianye Road, Torch Development Zone, Zhongshan, Guangdong

Tel:         0760-28138998                 Fax:         0760-28138996

Email:                     wjf@mingyang.com.cn

In this Contract, Party B transfers the use right of technological know-how of 1.5MW wind turbine design and manufacturing technology and engineering service technology to Party A and Party A shall pay relevant charges. The following agreement is hereby concluded between and abided by the two parties through consultation on the basis of equality and truly and sufficiently expressing their will according to “Contract Law of the People’s Republic of China”.

Article I: Contents of technological know-how transferred by Party B to Party A:

Party B shall provide technology information for the manufacturing of 1.5MW wind turbine as agreed in “Shareholders Cooperation Agreement of Inner Mongolia Mingyang Wind Power Equipment Co., Ltd.”. Party B shall guarantee the lawfulness and completeness of all technological information (including drawings, technical specification, production process design, data and etc.) involved in the aforementioned wind turbine and ensure that Party A could acquire all necessary technological information, technical instruction and product upgrading service for normal production of the above product.

Article II: Party B shall provide the following technological information to Party A in order to ensure effective implement by Party A of technology transferred herein:

1. Design drawings;

2. Process specification;

3. Quality specification;

4. Other relevant documents

Article III: Time, place and method for Party B to deliver technological information are as follows:

1.: Time of delivery: End of April

2.: Place of delivery: Project construction site

3.: Way of delivery: in person, by phases and in batches

Article V: Party A shall implement this technological know-how according to the following scope, method and time limit:

1. Scope of implementation: Project construction site

2. Mode of implementation: Licensed production

3. Period of implementation: Within the operation period of Inner Mongolia Mingyang Wind Power Equipment Co., Ltd.

Article VI: The confidentiality obligations agreed to be fulfilled between the two parties in performance of this contract are as follows:

1. Confidential content includes all relevant technology information and commercial information of design, quality, technology, service and supply chain.

2. Scope of personnel subject to confidentiality obligation: Board of Directors, intermediate and senior management, technology and quality personnel, financial and procurement personnel, engineering service and marketing personnel.

3. Period of confidentiality: Within the operation period of Inner Mongolia Mingyang Wind Power Equipment Co., Ltd.

4.Liability for disclosing confidential information: The party disclosing confidential information shall make compensation according to actual damage.

Article VII: The two parties agree that Party A has the right to use the technology Party B applied for and obtained patent right within the validity period of this contract.

Article VIII: To guarantee that Party A could effectively implement this technological know-how, Party B shall provide Party A with the following technical service and technical instruction:

1. Contents of technology service and technical instruction: all necessary technical service and instruction in the scope of technology documents specified in Article II.

2. Way of technical service and instruction: Talent dispatch, training, as well as written, fax, meeting, email and onsite instruction, etc.

Article IX: Total amount of know-how charge: ¥9,900,000, nine million, nine hundred thousand only. (detail as per appendix)

Article X: It is agreed between the two parties that this contract can be terminated in case the following circumstances occur, which makes it unnecessary or impossible to perform this contract:

(1) Occurrence of Force majeure events;

(2) Inner Mongolia Mingyang Wind Power Equipment Co., Ltd. is dissolved or the “Shareholders Cooperation Agreement of Inner Mongolia Mingyang Wind Power Equipment Co., Ltd.” is terminated according to law;

Disputes between the two parties arisen in performance of this contract shall be resolved through negotiation and meditation. In case no agreement is reached through negotiation and meditation, a lawsuit shall be brought to a people’s court.

Article XI: This contract shall come into force after it is signed by and affixed seals of the two parties. This contract is in sextuplicate, with the same legal force.

Appendix:

List of Charges of Technology License Contract

RMB (in millions)

S.N.	Item	Price
1	Design drawings and instruction manual	2
2	Production process design	1
3	Test equipment design	1
4	Site instruction	2
5	Engineering installation training	1
6	Manufacturing process training	2
7	Other services	0.9
Total		9.9

Party A: Inner Mongolia Mingyang Wind Power Equipment Co., Ltd.(seal)

Legal representative/Entrusted Agent:

Date:

Party B: Guangdong Mingyang Wind Power IndustryGroup Co., Ltd. (seal)

Legal representative/Entrusted Agent:

Date: